Exhibit 1A-2A.07

CER'RFICAT.E OF AMENDMENT TO 'l'HE CERTIFICAT� OF INCORPORATION OJ' VITAL PROOtJ� INC, Vital Produots, ?no. flied a Certificate of In�on wJth tho Secretary of StQtc, of Dela.ware on May 27. 2005, a Certiflcare of DmS,[l.ltion on )\pcl.120, 2009, a Certlflcate of Amendmont to the Certificate of lncorpotatlon. on May 27. 2009, a. Certificate of Amendment to the Certlficate. of lncorporation o.n February 18, 2010, a Certifioate of · Ameru;lmtnt to the Ccrtlflcate of Iuco1-p0t1ttion. ait amended, on July 30, 2010, a Certificate of Correction to the Certificate of IneorporaiiOJ\,, as amended. on August 201 a Certificate of.Am.endment. to the Certificate of (noorparation, AS amended, c;,n trebnleliy 24, 201.2.,. an Amco.ct� �t1ifioate of Dm.srurtfon on llccembdr 13� 2016 lffld a� qf Amendment to the Cortjnoa1e of lm:orporation, as amended on April 7. 2017, FoJiowina. is o.n amendn>eht to the Certitkate of Inootpel'fltloD; as ameni:ted; It is hereby certified that! 1. The Certificate otlnoon,oration is hereby ainended by chaaaina Article ONE -so tlu¢. as amt\Oded. .said Article shall be and read as follows: '�NE: The 1u,.me ofthe Corporation shalt be XCPCNL Bu111ne,.s Servi� Cotporadou." 2. � Ccrtifiom of Incmporation is hereby amen.d,ed by repl�q Article !OUR. to read as tallows: nFOUR: Tho total Qurnb� of shares of stoQlc :which1hc o.orpomtlo.n sShaJl have.$11.horlty to l!sue fs: two hWldred fifty one m11lion (2Bl,000;000) ·shares, oon:,isting of a elffl-oftwo hundred fifty mUUon (250,000.000) «bares of Common S� par Vll1ue of per share and a e.lass of o� million (1.000.000) shares o(Prcfemd Stock, pat Yaluc of $0.0l pcrahai:e, The Preferred Stock authorized by this Cortificate of lncoiporation shall be hmied in $Cries. The lloat'd of Dhcctora ia authorized at any time, and� time to time. to _p�J'Qfdie jasuanoe of shares of Pretorred Stock in one o_r more $Cries. The � ofDirectors shall have � mUhQri� to detmmine the .tlWUbcr of� thpt will � �h S9fte$, F()r � scri.0-1, the Board df 'l)Ireoton sbeJ.I d� by �ion orresohltiOl)S adoptt,d prlor to i� Qf any share: the desl#D� �' pref.eren�. l�tntions Gnd relatlve or other- rightc, thereof. �uding but not lim� t,o the fl>Uowipg relative right� l\11,d preferences, es tQ Which there may be varlsttons amc.,ns di� series: (a) Tho rate and manner orpayment of' dividends, lfany; , ... State of Delaware Secretarr or Stllte Dlvllton of Corporations Delivered 10:13 A.\106/0912017 FILED 10:13 AM-06/0912017 SR 20174672◄62 - FlleNumber 39769"1 (b) Whothet• s� may be redeemed and, ifao, tho redemption prk;o and� forms �d cDDditions of redemption; (c) '!'he amount payiiblo !Qr shares in the evont of liquidation. dissolution or othet winding up ofthe CQrporatlon; (d) Si.nJdttg fund provJ1Jo� if MY. for theredomptioa o.rpurchaso ofsharea; (e) The terms and eonditions_ 1f ony, on which ahuet may� ;onvorted or exohanged� (f) Voting tightst if any; and (g) Any other tlgbts � pMferene.e;, of such shaces. to the full extent now or hereafter permitted by 1hc � Corporation Law of1h$ State·ofPeJaware." 3. Pursuant to a l'eSO)ution of its Bow of DJ.rectors, a written consent of a majority of stockholders was obtained in acootdMce with Delaware OencreJ C01ponrtion Law pursuant to whioh a total or 12,894,000 V'01el, corurtitutfng 62% of tho total votes cntided l'O be cast on the action were voted tn fav-or oftho Amtndment, 4, This Cortttl� ofAmendment ofthe Certifl� of!ncorpo:ratJon was duly adopted in -.ceol'dance wlth tho p.•ov.isioas of Seotlon 242 oftbe G!ln.eml Cor.poration.Law of tho Stata of Oclaware. S. In accordance wlth Soction 103(d) of the Oene.Tal C(,q)oratlon Law of the State of Delaware. this Certificate of Atne.ndmfmt shall be efteotiWi on. .JUne 30, 2017, Signed this 9th day of JUM,. 2017, VJTAL PRODUCTS? JNC. COMPLIANCE WITH SECURITIES LAWS The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers. ARBITRARY OFFERING PRICE The price of the Shares offered has been arbitrarily established by the Company, based upon such matters as the state of the Company's business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company. STOCK OPTION AGREEMENTS The Company has not issued outstanding options to purchase shares of common stock to anyone, including officers, directors and shareholders.. LITIGATION The Company is not involved in any legal proceedings. DESCRIPTION OF COMPANY STOCK The Company's authorized capital consists of 250,000,000 shares of Common Stock as of July 12, 2017, with par value $0.0001.Upon completion of the maximum Offering, 21,820,892 shares will be outstanding, inclusive of 1,000,000 Shares to be issued in the Offering. See "Securities Ownership of 5% or more Stockholders, Management and Directors." The Company also has authorized 1,000,000 shares of Preferred Stock with par value of $0.001 per share and a liquidation value of $1,000.00 per share. There are 1,625 shares outstanding at July 12, 2017 The holders of the Preferred Stock are entitled to 25,000 votes, for each Preferred Share held, on all matters submitted to vote for shareholders of record. The outstanding Preferred Stock is owned by 1721 Belvedere Trust of which Marshal W. Dooley is the current Trustee and Irving D. Boyes, Chairman and CEO is the sole beneficiary. The shares of Common Stock and Preferred Stock comprise the only classes of capital stock that the Company will have issued and outstanding upon close of the Offering. Only the Preferred Stock has preferential liquidation rights. Shares of Common Stock are not redeemable and do not have conversion rights. The Shares currently outstanding are, and the Shares to be issued upon completion of this Offering will be, fully paid and non-assessable. 321 Page 7/11/2017 Division of Corporations - Filing Governor I General Assembly I Courts I Elected Officials I Slate l\gencies Department of State: Division of Corporations HOME About Agency Secretary's Leiter Newsroom Frequent Questions Related Links Contact Us View Search Results Entity Details THIS IS NOT A STATEMENT OF GOOD STANDING Office Location SERVICES Pay Taxes ElleNumoor:: locmporaUdn Piilel l=orma1{on Dare: 5/27/2005 (mm/dd/yyyy) File UCC's Delaware I aws Online En!lly Narn1r XCPCNL BUSINESS SERVICES CORPORATION Name Reservation En\ily Search Status Validate Cerlificale Cus1orner Service Survey Entily-Kjnd Resldenr;.y: , Corporation Domestic EnH!y Typei General State: DELAWARE INFORMATION Corporate Fo1ms Corpo, ;,le Fees UCC Forms and Fees REGISTERED AGENT INFORMATION Taxes Expedited Services Service of Process Registered Agents Name: Address: THE CORPORATION TRUST COMPANY CORPORATION TRUST CENTER 1209 ORANGE ST GetCorpomte Status Submilting a Request How to Form a New Business Enlity Ce, tifi�ations, Aµoslillei; & AuthenticHtion of Documents City; State: Phone: WILMINGTON DE 302-658-7581 New Castle Postal Q09.e: 19801 Additional Information is available for a foe. You can retrieve Status for a fee of $10.00 or more (1etailed information including current franchise tax assessment. current filing history and more for a fee of $20.00. Would you like L) Status C Status.Tax & History Information [Sub�if] For help on a particular field click on the Field Tag to lake you to the help area. s1H:! rnap ! privacy l at)GUt this :;ite ! conlt�ct us l tr�H1slate ddawate.gov https://icis.corp.delaware.gov/Ecorp/EntitySearch/NameSearch.aspx 1/1